Exhibit 24






INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Registration No. 33-49683 of Atlantic Energy, Inc. on Form S-3 and Registration Nos. 33-53511, 333-11683, and 333-07745 of Atlantic Energy, Inc.
on Form S-8 and Registration Statement No. 333-06625 of Atlantic City Electric Company and Atlantic Capital 1 on Form S-3 and Registration No. 333-18843 of Conectiv, Inc. on Form S-4 of our reports dated February 7, 1997 appearing in this Annual Report of Form 10-K of Atlantic Energy, Inc. and Atlantic City Electric Company for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 14, 1997